CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 15, 2000, relating to the financial statements and financial highlights which appears in the April 30, 2000 Annual Report to Trustees and Shareholders of J.P. Morgan California Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants", "Financial Statements" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
August 25, 2000